UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 13, 2014

WRIGHT MEDICAL GROUP, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-35823	13-4088127
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification Number)

1023 Cherry Road, Memphis, Tennessee	38117
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code:    (901) 867-9971

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On February 13, 2014, the Board of Directors (the “Board”) of Wright Medical Group, Inc. (the “Company”) amended the Company’s by-laws (the “By-Laws”) primarily to:

•	Enhance the advance notice provisions to include stockholder proposals, additional informational requirements and the required timing of stockholder notices;

•	Specifically provide for remote communications equipment as a means of meeting attendance by stockholders;

•	Clarify that the Board may fix the number of directors, subject to the requirements of the Company’s Certificate of Incorporation and Delaware corporate law;

•	Specifically reference the Board’s three presently standing committees and such other committees as the Board may establish; and

•	Revise the provision pertaining to amending or repealing the By-Laws to more closely conform to the Company’s Certificate of Incorporation.

Certain provisions were also revised to more closely conform to the language of the Delaware corporate law. The By-Laws also include certain other conforming changes and non-substantive or technical edits.

The foregoing summary of the By-Laws is not complete and is qualified in its entirety by reference to the full text of the By-Laws, a copy of which is filed as Exhibit 3.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 9.01                      Financial Statements and Exhibits.

(d) Exhibits.
Exhibit Number	Description
3.1	Third Amended and Restated By-Laws of Wright Medical Group, Inc.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 20, 2014

WRIGHT MEDICAL GROUP, INC.

By: /s/Lance A. Berry
Lance A. Berry
Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description
3.1	Third Amended and Restated By-Laws of Wright Medical Group, Inc.